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                       THE CIT GROUP/BUSINESS CREDIT, INC.
                        300 South Grand Avenue, 3rd Floor
                          Los Angeles, California 90071

                                   Dated as of
                                 March 29, 2001

Mr. Brian Blechman
Mr. Dean Blechman
Mr. Neil Blechman
Mr. Ross Blechman
Mr. Steve Blechman
c/o Twin Laboratories Inc.
150 Motor Parkway
Hauppauge, NY  11778

                   Re: $15,000,000 Aggregate Letters of Credit

Gentlemen:

This letter agreement (the "Agreement") sets forth the agreement among you (collectively, the "Blechmans") and us ("Agent") with respect to the one or more irrevocable standby letters of credit in the aggregate amount of $15,000,000 (the "LCs") to be provided in support of our credit facility to Twin Laboratories Inc. and its affiliates (the "Companies") to be extended by Agent and the Lenders thereunder pursuant to that certain Financing Agreement, dated of even date herewith (the "Financing Agreement"). This Agreement is the Blechmans Agreement Regarding Letters of Credit as defined in the Financing Agreement.

           1. General Terms of LCs. The LCs shall be one or more irrevocable standby letters of credit issued by Citibank, N.A. or such other issuing or confirming bank as may be acceptable to Agent, in its discretion. The aggregate face amount of the LCs shall be at least $15,000,000, subject to reduction as hereinafter set forth. Each LC may provide that, on notice to the issuing bank executed by Agent and the account party (a "Reduction Notice"), the amount of such LC will be reduced as provided in such notice.

           2. Draws.(a) The LCs shall provide that Agent may draw on the LCs by presentation to the issuing bank of a statement, executed by Agent, that it is entitled under this Agreement to draw against the subject LC in an amount set forth in such statement.

                    (b) Agent may draw on the LCs upon the occurrence of any of the following (the "Drawing Conditions"): (1) if all of the Obligations (as defined in the Financing Agreement) shall have been declared accelerated and due and owing and such Obligations shall not have been satisfied in full 90 days after such declaration, Agent may draw against the LCs an amount equal to the lesser of the amount of such Obligations and the aggregate amount of the LCs;
(2) if Twin Laboratories Inc. ("TLI") or any subsidiary of TLI that is a significant subsidiary (as such term is defined in Regulations S-X under the Securities Act of 1933) of TLI shall commence any bankruptcy, insolvency or similar proceeding under any federal or state law
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March 29, 2001
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(or if any bankruptcy, insolvency or similar proceeding under any federal or state law shall be commenced against TLI or any significant subsidiary of TLI by creditors of TLI or any such significant subsidiary and such proceeding shall not have been dismissed or vacated within 60 days of commencement), Agent may draw against the LCs an amount equal to the lesser of the amount of such Obligations and the aggregate amount of the LCs; or (3) if an LC is to expire within 30 days and has not been replaced by an LC in an amount at least equal to that of the expiring LC, issued by a bank acceptable to Agent, in its discretion, then Agent may draw against such LC.

                    (c) Agent shall have the right, but no obligation, to make any draw upon the occurrence of a Drawing Condition, and Agent may make partial drawings upon the LCs in such amounts as it may determine, in its discretion, subject to the Drawing Conditions. Agent agrees that it will draw pro rata (based upon the relative amounts of the LCs) against the LCs in the event Agent draws for less than the full, aggregate amount of the LCs (other than drawings contemplated by clause (3) of the preceding sentence). Agent agrees that the proceeds of all drawings against the LCs will be applied to the Obligations pursuant to the terms of the Financing Agreement.

           3. Reductions. Agent agrees that the aggregate amount of the LCs will be reduced as follows:

                    (a) For the period beginning September 1, 2001 through March 1, 2002, on the first day of each month, the LCs shall be reduced by the amount that the "Average Daily Excess Availability" (as defined below) exceeds $10,000,000; provided however, in no event shall the LCs be reduced more than $2,000,000 in any single month or more than $7,500,000 in the aggregate pursuant to this sentence. For the purposes hereof, "Average Daily Excess Availability" shall mean, as of the date of determination, the average daily excess availability under the Financing Agreement as calculated by Agent in accordance with the terms of the Financing Agreement for the immediately prior 60 calendar days.

                    (b) For the period after March 1, 2002, no reductions in the LCs will be permitted until Agent receives Twinlab Corporation's audited December 31, 2001 financial statements. Upon receipt of such year-end financial statements, the Financing Agreement provides for a reserve against availability of $5,000,000. If EBITDA (as defined in the Financing Agreement) as reported in such December 31, 2001 audited year-end financial statements is greater than $15,000,000, the LCs shall be reduced one-time by the amount that excess availability as calculated by Agent in accordance with the terms of the Financing Agreement (which requires that all of the Companies' debts and obligations are current, and that all of the Companies' payables are being handled in the normal course of the Companies' business, consistent with their past practice), as of the date of delivery to Agent of such audited December 31, 2001 financial statements (after giving effect to the $5,000,000 reserve against availability referred to in the second sentence of this paragraph) exceeds $10,000,000; provided however, in no event shall the LCs be reduced more than $4,000,000 pursuant to this paragraph.
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March 29, 2001
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                    (c) Beginning on April 1, 2002 and thereafter, on the first day of each month, the LCs shall be reduced by the amount that the "Average Daily Excess Availability" exceeds $15,000,000; provided however, in no event shall the LCs be reduced more than $2,000,000 in any single month pursuant to this paragraph and for purposes of calculating "Average Daily Excess Availability" during such period, Agent shall not include the $5,000,000 availability reserve described in the foregoing paragraph.

                    (d) Notwithstanding the foregoing provisions of this Section 3, in no event shall the LCs be reduced to an amount less than $3,500,000 without Agent's prior written consent.

                    (e) Agent will execute and deliver such Reduction Notices to the issuing bank(s), as and when necessary, to effect the reductions described above. Each reduction of LCs shall be applied to each of the LCs on a pro rata basis (based upon the relative amounts of the LCs).

           4. Reimbursement Agreements. Agent agrees that the Companies may enter into one or more reimbursement agreements (the "Reimbursement Agreements") with the Blechmans pursuant to which, among other things, (a) the Companies will agree to reimburse the Blechmans for their costs and expenses in connection with obtaining and maintaining the LCs and for any drawings against the LCs and (b) the obligations of the Companies under the Reimbursement Agreements (but only such obligations) will be secured by liens on assets of the Companies junior and subordinate to Agent's liens on such assets as provided in an intercreditor agreement in form and substance substantially identical to the Intercreditor Agreement, dated of even date herewith, between Agent and Dean and Ross Blechman. The terms of the Reimbursement Agreements must be reasonably satisfactory to Agent.

           5. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) business days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopier or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this section), (c) one business day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number as follows:
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March 29, 2001
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If to Blechmans, to:

c/o Twinlab Corporation
150 Motor Parkway
Hauppauge, NY  11778
Telephone:  (631) 647-3140
Telecopier:  (631) 630-3474


If to Agent, to:

The CIT Group/Business Credit, Inc.
300 S. Grand Avenue, 3rd Floor
Los Angeles, CA  90071
Attention:  Regional Manager
Telephone:  (213) 613-2505
Telecopier:  (213) 613-2501


The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

           6. Costs and Attorneys' Fees. If any action, suit or proceeding is commenced by or between any of the parties in connection with this Agreement, the prevailing party shall be entitled to recover from the other any costs, expenses or attorneys' fees incurred in connection therewith.

           7. Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors and assigns (including, in the case of any bankruptcy or similar proceeding, any receiver, assignee for the benefit of creditors, trustee or debtor in possession on behalf of such person), except as otherwise provided herein. This Agreement is freely assignable at any time by Agent (or any Lender with respect to its rights hereunder) and is not assignable by the Blechmans, provided that any such assignment by Agent or such Lender is in conjunction with the assignment in whole or in part of the Obligations in accordance with the terms of the Financing Agreement, and that such assignment is subject to the terms of this Agreement.

           8. Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein and may not be modified or amended except in a writing signed by all parties.

           9. Interpretation. The captions in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement. All section, preamble, recital, exhibit, schedule, disclosure
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March 29, 2001
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schedule, annex, clause and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

           10. Authority. Each of the signatories hereto certifies that such party has all necessary authority to execute this Agreement.

           11. Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

           12. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

           13. WAIVER OF JURY TRIAL. EACH OF THE BLECHMANS AND AGENT WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY ACTION OR ACTIONS ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.



[REMAINDER OF PAGE INTENTIONALLY BLANK]
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March 29, 2001
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Please indicate your acceptance of the foregoing by signature below.

Sincerely,

THE CIT GROUP/BUSINESS CREDIT, INC.

By ---------------------------------
Title:

[BLECHMANS SIGNATURES TO BE NOTARIZED]

ACCEPTED AND AGREED:

-----------------------
Brian Blechman

-----------------------
Dean Blechman

-----------------------
Neil Blechman

-----------------------
Ross Blechman

-----------------------
Steve Blechman



STATE OF                       )
                               )
COUNTY OF                      )


On ---------, 2001, before me, the undersigned, a notary public in and for said State, personally appeared known to me to be Mr. Brian Blechman, Mr. Dean Blechman, Mr. Neil Blechman, Mr. Ross Blechman, and Mr. Steve Blechman who executed the within instrument.

WITNESS MY HAND AND OFFICIAL SEAL.


NOTARY PUBLIC